SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 22, 2004

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11336	41-1749708
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447
(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events

The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated March 22, 2004

A copy of the press release issued by Ciprico Inc. on Monday March 22, 2004, is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The press release announces that Robert H. Kill, the Company’s president and chief executive officer, has announced his intention to retire within the next year.  The board appointed its chairman, James W. Hansen, as interim CEO, with the intention of conducting a strategic review and search for permanent leadership. The board elected Mr. Kill as Chairman of the Board.

In addition, the press release announces that the Company also anticipates that the results for its second fiscal quarter ended March 31, 2004, will be below the $6.0 million in revenue reported in the fiscal first quarter ended December 31, 2003 and substantially below the $8.6 million reported in the same period last year. Similarly losses are expected to be greater on a sequential basis, although the Company does not expect any significant use of cash for the current quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Thomas S. Wargolet
Date: March 22, 2004		Thomas S. Wargolet, Vice President Finance / Chief Financial Officer
(Principal Financial and Accounting Officer)